Exhibit 10.4

                                    AGREEMENT


         AGREEMENT dated this 7th day of December 2004, by and between ConsultAmerica, Inc. (hereinafter "ConsultAmerica"), a Delaware Corporation, with offices located at 13070 Addison Road, Roswell, Georgia 30075, Edward A. Sundberg, President of ConsultAmerica and Lindsey Sundberg, Treasurer of ConsultAmerica, Inc.

         All parties hereto agree and acknowledge that by virtue of Edward A. Sundberg's other business activities as described in ConsultAmerica's Form SB-2 Registration Statement, certain potential conflicts of interest may arise.


         In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Edward A. Sundberg (hereinafter "EA Sundberg" or Mr. Sundberg") as follows:

     o any business opportunities that EA Sundberg may become aware of independently or directly through his association with ConsultAmerica (as opposed to disclosure to him of such business opportunities by management or consultants associated with Titan Financial LLC ("Titan") or Sundberg Communications Co., Inc. (Sundberg Communications") would be presented by EA Sundberg solely to us;


     o any business opportunities disclosed to EA Sundberg by Titan or Sundberg Communications' management would not be presented by him to us, unless and until Titan and Sundberg Communications passed upon same: and

     o any business opportunities disclosed to him by us would not be presented by him to either Titan or Sundberg Communications, unless and until we passed upon same.

         In the event that the same business opportunity is presented to Mr. Sundberg by both us and either Titan or Sundberg Communications, Mr. Sundberg shall only render his services to the entity that first disclosed such business opportunity to him.

         The above constitutes the entire Agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7th day of December 2004.



CONSULTAMERICA, INC.


By: /s/_____________________________
       Edward A. Sundberg, President



By: /s/________________________________
       Edward A. Sundberg, Individually


By: /s/________________________________________
       Lindsey Sundberg, Treasurer and Director


By: /s/______________________________
       Lindsey Sundberg, Individually